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                                                                   Exhibit 10.22

                          SALE OF TECHNOLOGY AGREEMENT

                  This Sale of Technology Agreement ("Agreement") is made and effective this 28th day of July 1999, by and between CallNOW.com, Inc., a Delaware Corporation ("Buyer"), and Smart Software a company organized under the laws of Argentina, with a principal address at Bolivar 2514 3rd Floor, Mar del Plata, Buenos Aires, Argentina ("Seller").

                  Whereas, Seller has developed and owns all rights, to certain computer software and related documents;

                  Whereas, Buyer wishes to purchase, and Seller wishes to sell, such software and documentation

                  NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the parties agree as follows:

         1.       Transfer.

                  A. Software. Seller hereby sells, assigns, conveys and transfers to Buyer all of Seller's right, title and interest in and to the following described computer software (the "Software"): The Software consists of a set of scripts and applications which are either embedded or executed from a switch and interact with the corporate database and web server, the Unix based callback switching IVR and its value added services system that provide the following features.

                           (i)      Least Cast Routing
                           (ii)     Speed Dialing and closed User Group Feature
                           (iii) Manual and web based update activation of customers' DIDs
                           (iv)     Callback switching
                           (v)      IVR administrative model to change
                                    destination number and customer prompts
                           (vi)     E-mail and DTMF triggering
                           (vii)    CDR generation in text mode
                           (viii)   Sessions export via e-mail


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                           (ix)     Local credit limit deactivation
                           (x)      NFS export to personal computer clients
                           (xi) The software includes: The first version of the Software and all subsequent versions thereof in all versions delivered to CallNOW and all forms of expression therof, including any software source code, object code, flow charts, and block diagrams, and programmer documentation, previous versions, notes, other information relating to the Software; and any copyrights Seller may have a right to, related to THIS SOFTWARE.

         B. Delivery. The updated executable version of the Software has been delivered to Buyer prior to execution of this Agreement. Seller shall form time to time, execute and deliver such instruments or documents and take such other action as is reasonably necessary which Buyer may request in order to more effectively carry out this agreement and to vest in buyer the Software and title thereto.

2. Purchase Price. In consideration for the transfer of the Software, Buyer shall pay to Seller 30,000 shares of restricted common stock of CallNow.com, Inc. stock, 7,500 shares of which shall vest every six months from the first day of the month of this Agreement (i.e., on January 1, 2000 or until the end of any restrictive period whichever is latest, July 1, 2000, January 1, 2001 and July 1, 2001).

3. Manuals. Buyer shall create Manuals, all as more particularly described in
Section 4(B) hereof. In consideration thereof, Buyer shall pay to Seller $400,000 in eight (8) equal quarterly installments of $50,000, commencing fifteen days after the signing of this contract.


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4.  Default.

         A. In the event that Buyer fails to make any payment due hereunder on the date due, interest shall, without further notice, accrue on the unpaid balance due at the rate of 12% per annum.
         B. If buyer fails to cure the default within three business days of a written notice of default from Seller, then, at Seller's sole option, Seller shall be entitled to immediate payment of the full amount remaining unpaid.
         C. If Seller fails to provide the Manuals (as hereinafter defined in timely accordance with the Schedule contained in Section 5 hereof), then for each day of delay, payment due under this agreement shall be deferred two days, without interest.

5. Delivery of Manual. Seller agrees and understands that it must complete or update the following manuals (the "Manuals") by the dates specified herein as follows:

         On or before June 1, 2000, Seller must provide an English version software manual (the "Software Manual") and switching manual detailing every aspect of the switching system, least cost routing, rates and customer accounts tables (the "Switching System Manual") reasonably understandable by an experienced programmer or engineer and setting forth in detail every aspect of the Software and Switching System through 1999.

6. Representations and Warranties of Seller. Seller represents, warrants and covenants as follows:

         A. Title Infringement. Seller has good and marketable title to the Software,


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              and has all necessary rights to enter into this Agreement without violating any other agreements or commitments of any sort. Seller does not have any outstanding agreements or understandings, written or oral, concerning the Software.

         B. No Lien. The software is not subject to any lien, encumbrance, mortgage or security interest of any kind.

         C. Authority Relative to this Agreement. This agreement is a legal, valid and binding obligation of Seller. The execution and delivery of this Agreement by Seller and the performance of and compliance by Seller with the terms and conditions of this Agreement will not result in the imposition of any lien or other encumbrance on any of the Assets, and will not conflict with or result in a breach by Seller of any of the terms, conditions or provisions of any order, injunction, judgement, decree, statute, rule or regulation applicable to Seller, the Software, or any note, indenture or other agreement, contract, license or instrument by which any of the Software may be bound or affected. No consent or approval by any person or public authority is required to authorize or is required in connection with, the execution, delivery or performance of this Agreement by Seller.

         D. Warranty. Seller hereby warrants that as of the date hereof the Software (1) functions in accordance with the specifications set forth in this Agreement, and (2) fit for the purpose of providing, least cost routing and switching of callback services and other value-added features set forth in Section 1.A.

         E. Limitation of Liability. THE WARRANTIES IN THIS AGREEMENT ARE GIVEN IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED AND



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              IMPLIED, AND ARE THE SOLE WARRANTIES MADE BY SELLER WITH RESPECT
              TO THE SOFTWARE. SELLER SHALL HAVE NO LIABILITY FOR CONSEQUENTIAL, EXEMPLARY, OR INCIDENTAL DAMAGES.

7. Representations and Warranties of Buyer. Buyer represents, warrants and covenants as follows: Authority Relative to this Agreement. This Agreement is a legal, valid and binding obligation of Buyer. The execution and delivery of this Agreement by Buyer and the performance of and compliance by Buyer with the terms and conditions of this Agreement will not conflict with or result in a breach by Buyer of any of the terms, conditions or provisions of any order, injunction, judgment, decree, statute, rule or regulation applicable to Buyer, or any note, indenture or other agreement, contract, license or instrument by which Buyer may be bound or affected. No consent or approval by any person or public authority is required to authorize or is required in connection with, the execution, delivery or performance of this Agreement by Buyer.

8.   Acceptance. The Buyer has accepted the Software AS IS on the date hereof.

9. No Brokers. All negotiations relative to this Agreement have been carried on by Buyer directly with Seller, without the intervention of any person as the result of any act of Buyer or Seller (and, so far as known to either party, without the intervention of any such person) in such manner as to give rise to any valid claim against the parties hereto for brokerage commissions, finder's fees other like payment.

10. Consents, Further Instruments and Cooperation. Buyer and Seller shall each use their respective best efforts to obtain the consent or approval of each person or entity, if any, whose consent or approval shall be required in order to permit it to consummate the transactions completed hereby, and



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     to execute and deliver such instruments and to take such other action as may be required to carry out the transaction contemplated by this Agreement.

11. Buyer's Use of the Software. Buyer may, at its sole discretion, market, license and sell the Software under names and trade names of its own choosing, and may develop updated and modified versions and derivative works of the Software without attribution of authorship to Seller as long as it is not in breach under the terms of this Agreement. Buyer shall own all rights and title, including copyrights, if any, in an to updated and modified versions and derivative works of the Software without requiring permission from Seller and without incurring payment obligations in addition to those provided herein. Buyer may market or use the Software in whatever manner and at whatever prices it sees fit.

12.  Seller's Non-Use of the Assets; Confidentiality.

         A. Seller retains no rights whatsoever in the Software and does not retain the right to use the Software or any material included in the Software for any purpose, personal, commercial, or otherwise. This Agreement does not preclude Seller from designing any new software for third parties.

         B. Seller furthermore shall maintain all information relating to the Software or use of the Software in confidence and shall not disclose any aspect of the Software to any third party without the prior written consent of Buyer.

13. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

14. Assignment. Neither Buyer nor Seller may assign this Agreement or any obligation herein without the prior written consent of the other party and this Agreement shall inure to the benefit of the parties named herein and their respective heirs, executors, personal representatives, successors and



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     assigns. Buyer may assign this Agreement to a subsidiary or affiliate or as part of the sale of the Buyer's business. Seller may assign to a corporation or limited liability Company of which Mr. Martin Casanova is the controlling principal.

15. Entire Agreement. This Agreement contains the entire understanding of the parties, and supersedes any and all other agreements presently existing or previously made, written or oral, between Buyer and Seller concerning its subject matter. This Agreement may not be modified except by a writing signed by both parties.

16. Severability. If any provision of this Agreement is declared by a court of competent jurisdiction to be valid, void or unenforceable, the remaining provisions of this Agreement nevertheless will continue in full force and effect without being impaired or invalidated in any way.

17. Notices. All notices, requests, demands, and other communications hereunder shall be deemed to have been duly given and received if delivered or mailed, certified or registered mail, or the equivalent in Argentina, with postage prepaid:

     If to Buyer:

           Christian Bardenheuer
           c/o CallNOW.com, Inc.
           50 Broad Street, Suite 501
           New York, New York 10004

     If to Seller:

           Mr. Martin Casanova
           24 Fairway Drive
           Stamford, CT 06903

18. Relationship of the Parties. The relationship between Buyer and Seller under this Agreement is intended to be that of buyer and seller, and nothing in this Agreement is intended to be construed so as to suggest that the party or its employees are the employee or agent of the other. Except as expressly set forth herein, neither Buyer nor Seller has any express nor implied right or authority


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     under this Agreement to assume or create any obligations on behalf of or in the name of the other or to bind the other to any contract, agreement or undertaking with any third party.


19. Headings. Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

20. Waiver. Failure of either party to exercise in any respect any of the rights provided herein shall not be deemed a waiver of any right hereunder.

21. Arbitration. Any dispute arising out of or relating to this Agreement shall be resolved pursuant to the rules set forth by the American Arbitration Association in New York City pursuant to which each party shall have the right to designate an arbitrator of their choice. The two arbitrators shall select a third, impartial arbitrator. The parties shall each bear equally the fees of the arbitrator. Nothing herein shall preclude either party from seeking or obtaining injunctive relief in aid or arbitration.

22. Survivability. Paragraphs 4, 9 to 12 of this Agreement will survive the expiration or any termination of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

         CallNow.com, Inc.                       Smart Software


         By:________________________             By:_______________________
            Christian Bardenheuer                   Martin Casanova
            CEO                                     Authorized Representative